Press Release

Investor Contact:	Media Contact:

Michelle Spolver	Andrea Cousens
Fortinet, Inc.	Fortinet, Inc.
408-486-7837	310-270-8903
mspolver@fortinet.com	acousens@fortinet.com

Fortinet Reports Excellent Second Quarter 2015 Financial Results

Outperforms across all key metrics and delivers record billings growth of 40% year over year
•Billings of $297.2 million, up 40% year over year1
•Revenue of $239.8 million, up 30% year over year
•Non-GAAP diluted net income per share of $0.111
•Cash flow from operations of $84.3 million
•Free cash flow of $73.5 million1

•	Cash, cash equivalents and investments of $1.15 billion

•	Deferred revenue of $657.6 million, up 37% year over year

SUNNYVALE, Calif. - July 22, 2015 - Fortinet® (NASDAQ: FTNT), a global leader in high performance cyber security solutions, today announced financial results for the second quarter ended June 30, 2015.

“Fortinet’s record billings growth and better-than-expected revenue, profitability and cash flow during the second quarter reflect that our investment strategy continues to pay off,” said Ken Xie, founder, chairman and chief executive officer. “Our over-performance was driven by the combination of our customer focus and strong competitive technology position, return on our sales and marketing investments, momentum with our partners, the robust security market, and our ability to land new customers as well as expand within our existing accounts. Looking forward, Fortinet is well positioned to maintain momentum and gain market share globally due to our best-in-class integrated end-to-end network security platform.”

Financial Highlights for the Second Quarter of 2015

•	Billings[1]: Total billings were $297.2 million for the second quarter of 2015, an increase of 40% compared to $213.0 million in the same quarter of 2014.

•	Revenue: Total revenue was $239.8 million for the second quarter of 2015, an increase of 30% compared to $184.1 million in the same quarter of 2014. Within total revenue,

product revenue was $114.8 million, an increase of 34% compared to $85.4 million in the same quarter of 2014. Service revenue was $125.0 million, an increase of 27% compared to $98.7 million in the same quarter of 2014.

•	Deferred Revenue: Total deferred revenue was $657.6 million as of June 30, 2015, an increase of $57.4 million from $600.2 million as of March 31, 2015.

•
Cash and Cash Flow[2]: As of June 30, 2015, cash, cash equivalents and investments were $1.15 billion, compared to $1.07 billion as of March 31, 2015. In the second quarter of 2015, cash flow from operations was $84.3 million compared to $43.8 million in the same quarter of 2014. Free cash flow[1] was $73.5 million during the second quarter of 2015 compared to $34.1 million in the same quarter of 2014.

•
GAAP Operating Income: GAAP operating income was $3.0 million for the second quarter of 2015, representing a GAAP operating margin of 1%. GAAP operating income was $11.1 million for the same quarter of 2014, representing a GAAP operating margin of 6%.

•
GAAP Net Income and Diluted Net Income Per Share: GAAP net income was $0.8 million for the second quarter of 2015, compared to GAAP net income of $6.1 million for the same quarter of 2014. GAAP diluted net income per share was break-even for the second quarter of 2015, compared to $0.04 for the same quarter of 2014.

•
Non-GAAP Operating Income[1]: Non-GAAP operating income was $29.3 million for the second quarter of 2015, representing a non-GAAP operating margin of 12%. Non-GAAP operating income was $28.7 million for the same quarter of 2014, representing a non-GAAP operating margin of 16%.

•
Non-GAAP Net Income and Diluted Net Income Per Share[1]: Non-GAAP net income was $19.4 million for the second quarter of 2015, compared to non-GAAP net income of $18.6 million for the same quarter of 2014. Non-GAAP diluted net income per share was $0.11 for both periods.

1 A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

2 During the second quarter of 2015, there were no shares repurchased under our share repurchase program.

Conference Call Details
Fortinet will host a conference call today, July 22, 2015, at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss its financial results. To access this call, dial (877) 303-6913 (domestic) or (224) 357-2188 (international) with conference ID # 80645551. A live webcast of the conference call and supplemental slides will be accessible from the Investor Relations page of Fortinet’s website at http://investor.fortinet.com and a replay will be archived and accessible at http://investor.fortinet.com/events.cfm. A replay of this conference call can also be accessed through July 29, 2015, by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) with conference ID# 80645551.

Following the financial results conference call, Fortinet will host an additional question-and-answer session at 3:30 p.m. Pacific Time (6:30 p.m. Eastern Time) to provide an opportunity for financial analysts and investors to ask more detailed product and financial questions. To access this call, dial (877) 303-6913 (domestic) or (224) 357-2188 (international) with conference ID # 80648574. This follow-up call will be webcast live and accessible at http://investor.fortinet.com, and a replay will be archived and available after the call at http://investor.fortinet.com/events.cfm. A replay of this conference call will also be available through July 29, 2015 by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) with conference ID # 80648574.

About Fortinet (www.fortinet.com)
Fortinet (NASDAQ: FTNT) protects the most valuable assets of some of the largest enterprise, service provider and government organizations across the globe. The company’s fast, secure and global cyber security solutions provide broad, high-performance protection against dynamic security threats while simplifying the IT infrastructure. They are strengthened by the industry’s highest level of threat research, intelligence and analytics. Unlike pure-play network security providers, Fortinet can solve organizations’ most important security challenges, whether in networked, application or mobile environments - be it virtualized/cloud or physical. More than 200,000 customers worldwide, including some of the largest and most complex organizations, trust Fortinet to protect their brands. Learn more at www.fortinet.com, the Fortinet Blog or FortiGuard Labs.
# # #
Copyright © 2015 Fortinet, Inc. All rights reserved. The symbols ® and ™ denote respectively federally registered trademarks and unregistered trademarks of Fortinet, Inc., its subsidiaries and affiliates. Fortinet's trademarks include, but are not limited to, the following: Fortinet, FortiGate, FortiGuard, FortiManager, FortiMail, FortiClient, FortiCloud, FortiCare, FortiAnalyzer, FortiReporter, FortiOS, FortiASIC, FortiWiFi, FortiSwitch, FortiVoIP, FortiBIOS, FortiLog, FortiResponse, FortiCarrier, FortiScan, FortiAP, FortiDB, FortiVoice and FortiWeb. Other trademarks belong to their respective owners.

FTNT-F

Forward-looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements regarding the momentum in our business, potential growth of our business and market share gains. Although we attempt to be accurate in making forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. Important factors that could cause results to differ materially from the statements herein include the following: general economic risks; increasing competitiveness in the security market; the dynamic nature of the security market; specific economic risks in different geographies, and among different customer segments; changes in foreign currency exchange rates; uncertainty regarding increased business and renewals from existing customers; uncertainties around continued success in sales growth and market share gains; failure to convert sales pipeline into final sales; risks associated with successful implementation of multiple integrated software products and other product functionality risks; execution risks around new product development and introductions and innovation; sales execution risks; product defects; security breaches; litigation and disputes and the potential cost, distraction and damage to sales and reputation caused thereby; market acceptance of new products and services; the ability to attract and retain personnel; changes in strategy; risks associated with management of growth; lengthy sales and implementation cycles, particularly in larger organizations; technological changes that make our products and services less competitive; competition and pricing pressure; and the other risk factors set forth from time to time in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on

Form 10-Q and our other filings with the SEC, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from our investor relations department.  All forward-looking statements herein reflect our opinions only as of the date of this release, and we undertake no obligation, and expressly disclaim any obligation, to update forward-looking statements herein in light of new information or future events.

Non-GAAP Financial Measures
We have provided in this release financial information that has not been prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Billings. We define billings as revenue recognized plus the change in deferred revenue from the beginning to the end of the period less any deferred revenue balances acquired from business combination(s) during the period, if any. We consider billings to be a useful metric for management and investors because billings drives deferred revenue, which is an important indicator of the health and viability of our business. There are a number of limitations related to the use of billings versus revenue calculated in accordance with GAAP. First, billings include amounts that have not yet been recognized as revenue. Second, we may calculate billings in a manner that is different from peer companies that report similar financial measures. Management compensates for these limitations by providing specific information regarding GAAP revenue and evaluating billings together with revenue calculated in accordance with GAAP.

Free cash flow. We define free cash flow as net cash provided by operating activities minus capital expenditures. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the acquisition of property and equipment, can be used for strategic opportunities, including investing in our business, making strategic acquisitions, repurchasing outstanding common stock, and strengthening the balance sheet. Analysis of free cash flow facilitates management’s comparisons of our operating results to competitors’ operating results. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating liquidity is that free cash flow does not represent the total increase or decrease in the cash, cash equivalents and investments balance for the period because free cash flow excludes cash used for capital expenditures and also excludes cash provided by or used for other investing and financing activities. Management compensates for this limitation by providing information about our capital expenditures and other investing and financing activities on the face of the cash flow statement and under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital

Resources” in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K.

Non-GAAP operating income and operating margin. We define non-GAAP operating income as operating income plus stock-based compensation, acquisition-related charges and other purchase accounting adjustments, impairment and amortization of intangible assets, expenses associated with the implementation of a new Enterprise Resource Planning (ERP) system, and, when applicable, any other significant non-recurring items in a given quarter. Non-GAAP operating margin is defined as non-GAAP operating income divided by revenue. We consider these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of stock-based compensation expense, acquisition-related charges and other purchase accounting adjustments, impairment and amortization of intangible assets, expenses associated with the implementation of a new ERP system, and, when applicable, any other significant non-recurring items so that our management and investors can compare our recurring core business operating results over multiple periods. There are a number of limitations related to the use of non-GAAP operating income versus operating income calculated in accordance with GAAP. First, non-GAAP operating income excludes stock-based compensation expense, acquisition-related charges and other purchase accounting adjustments, impairment and amortization of intangible assets, expenses associated with the implementation of a new ERP system, and any other significant non-recurring items. Stock-based compensation has been and will continue to be, for the foreseeable future, a significant recurring expense in our business. Second, stock-based compensation expense is an important part of our employees’ compensation and impacts their performance. Third, the components of the costs that we exclude from our calculation of non-GAAP operating income may differ from the components that other companies exclude when they report their non-GAAP results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP operating income and evaluating non-GAAP operating income together with operating income calculated in accordance with GAAP.

Non-GAAP net income and diluted net income per share. We define non-GAAP net income as net income plus items noted above under non-GAAP operating income and operating margin, adjusted for the impact of the tax adjustment, if any required, resulting in an effective tax rate on a non-GAAP basis, which could differ from the GAAP effective tax rate. We define non-GAAP diluted net income per share as non-GAAP net income divided by the weighted-average diluted shares outstanding. We consider these non-GAAP financial measures to be useful metrics for management and investors for the same reasons that we use non-GAAP operating income and non-GAAP operating margin. However, in order to provide a complete picture of our recurring core business operating results, we include in non-GAAP net income and non-GAAP diluted net income per share, the tax adjustment required resulting in an effective tax rate on a non-GAAP basis, which could differ from the GAAP tax rate. We believe the effective tax rates we used are reasonable estimates of normalized tax rates for our current and prior fiscal years under our global operating structure. The same limitations described above regarding our use of non-GAAP operating income and non-GAAP operating margin apply to our use of non-GAAP net income and non-GAAP diluted net income per share. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and non-GAAP diluted net income per share and evaluating non-GAAP net income and non-GAAP diluted net income per share together with net income and diluted net income per share calculated in accordance with GAAP.

FORTINET, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	June 30, 2015	December 31, 2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$481,393	$283,254
Short-term investments	391,634	436,766
Accounts receivable—net	176,849	184,741
Inventory	68,845	69,477
Deferred tax assets	41,463	41,484
Prepaid expenses and other current assets	35,326	31,143
Total current assets	1,195,510	1,046,865
LONG-TERM INVESTMENTS	275,344	271,724
PROPERTY AND EQUIPMENT—net	71,465	58,919
DEFERRED TAX ASSETS	44,152	31,080
GOODWILL	2,824	2,824
OTHER INTANGIBLE ASSETS—net	693	2,832
OTHER ASSETS	14,888	10,530
TOTAL ASSETS	$1,604,876	$1,424,774
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$42,336	$49,947
Accrued liabilities	29,145	29,016
Accrued payroll and compensation	51,545	45,875
Income taxes payable	1,096	2,689
Deferred revenue	441,177	368,929
Total current liabilities	565,299	496,456
DEFERRED REVENUE	216,384	189,828
INCOME TAXES PAYABLE	56,765	45,139
OTHER LIABILITIES	15,601	17,385
Total liabilities	854,049	748,808
STOCKHOLDERS' EQUITY:
Common stock	170	166
Additional paid-in capital	634,969	562,504
Accumulated other comprehensive loss	(309)	(349)
Retained earnings	115,997	113,645
Total stockholders’ equity	750,827	675,966
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,604,876	$1,424,774

FORTINET, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
REVENUE:
Product	$114,777	$85,384	$212,286	$162,149
Service	125,008	98,714	240,385	190,898
Total revenue	239,785	184,098	452,671	353,047
COST OF REVENUE:
Product [1]	47,397	37,455	88,765	69,594
Service [1]	22,101	20,302	44,335	38,906
Total cost of revenue	69,498	57,757	133,100	108,500
GROSS PROFIT:
Product	67,380	47,929	123,521	92,555
Service	102,907	78,412	196,050	151,992
Total gross profit	170,287	126,341	319,571	244,547
OPERATING EXPENSES:
Research and development [1]	37,389	29,938	73,205	58,993
Sales and marketing [1]	111,928	74,817	212,537	142,143
General and administrative [1]	18,018	10,444	29,979	19,454
Total operating expenses	167,335	115,199	315,721	220,590
OPERATING INCOME	2,952	11,142	3,850	23,957
INTEREST INCOME	1,364	1,319	2,786	2,652
OTHER EXPENSE—net	(830)	(574)	(1,507)	(963)
INCOME BEFORE INCOME TAXES	3,486	11,887	5,129	25,646
PROVISION FOR INCOME TAXES	2,694	5,806	2,777	11,172
NET INCOME	$792	$6,081	$2,352	$14,474
Net income per share:
Basic	$—	$0.04	$0.01	$0.09
Diluted	$—	$0.04	$0.01	$0.09
Weighted-average shares outstanding:
Basic	169,930	163,161	169,009	162,778
Diluted	176,234	168,345	174,983	168,015
[1] Includes stock-based compensation as follows:
Cost of product revenue	$210	$178	$350	$291
Cost of service revenue	1,660	1,363	3,292	2,692
Research and development	5,541	4,171	10,698	8,053
Sales and marketing	11,271	5,747	20,578	11,493
General and administrative	3,078	3,257	5,764	5,117
	$21,760	$14,716	$40,682	$27,646

FORTINET, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited, in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Net income	$792	$6,081	$2,352	$14,474
Other comprehensive income (loss)—net of taxes:
Foreign currency translation gains	—	1,118	—	101
Unrealized gains (losses) on investments	(822)	(21)	63	(19)
Tax provision (benefit) related to items of other comprehensive income or loss	287	7	(23)	7
Other comprehensive income (loss)—net of taxes	(535)	1,104	40	89
Comprehensive income	$257	$7,185	$2,392	$14,563

FORTINET, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Six Months Ended
	June 30, 2015	June 30, 2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,352	$14,474
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,382	10,914
Amortization of investment premiums	3,881	4,752
Stock-based compensation	40,525	27,646
Excess tax benefit from stock-based compensation	—	(2,443)
Other non-cash items—net	1,891	3,549
Changes in operating assets and liabilities:
Accounts receivable—net	9,523	2,228
Inventory	(7,917)	(3,307)
Deferred tax assets	(13,072)	(6,470)
Prepaid expenses and other current assets	(3,492)	(4,523)
Other assets	(513)	159
Accounts payable	(8,383)	1,253
Accrued liabilities	(228)	1,544
Accrued payroll and compensation	5,670	8,665
Other liabilities	(1,884)	15,375
Deferred revenue	97,156	47,871
Income taxes payable	10,033	(16,987)
Net cash provided by operating activities	148,924	104,700
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of investments	(229,479)	(283,338)
Sales of investments	22,472	22,864
Maturities of investments	240,625	273,214
Purchases of property and equipment	(15,688)	(21,022)
Other	—	(17)
Net cash provided by (used in) investing activities	17,930	(8,299)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	42,647	22,518
Taxes paid related to net share settlement of equity awards	(11,362)	(5,521)
Excess tax benefit from stock-based compensation	—	2,443
Repurchase and retirement of common stock	—	(27,167)
Net cash provided by (used in) financing activities	31,285	(7,727)
EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	—	(600)
NET INCREASE IN CASH AND CASH EQUIVALENTS	198,139	88,074
CASH AND CASH EQUIVALENTS—Beginning of period	283,254	115,873
CASH AND CASH EQUIVALENTS—End of period	$481,393	$203,947

Reconciliations of non-GAAP results of operations measures to the nearest comparable GAAP measures
(Unaudited, in thousands)

Reconciliation of GAAP revenue to billings

	Three Months Ended
	June 30, 2015	June 30, 2014
Total revenue	$239,785	$184,098
Add increase in deferred revenue	57,390	28,899
Total billings (Non-GAAP)	$297,175	$212,997

Reconciliation of net cash provided by operating activities to free cash flow

	Three Months Ended
	June 30, 2015	June 30, 2014
Net cash provided by operating activities	$84,305	$43,798
Less purchases of property and equipment	(10,761)	(9,704)
Free cash flow (Non-GAAP)	$73,544	$34,094

Reconciliation of non-GAAP results of operations to the nearest comparable GAAP measures
(Unaudited, in thousands, except per share amounts)

Reconciliation of GAAP to Non-GAAP operating income, operating margin, net income and diluted net income per share

	Three Months Ended June 30, 2015				Three Months Ended June 30, 2014
	GAAP Results	Adjustments		Non-GAAP Results	GAAP Results	Adjustments		Non-GAAP Results
Operating income	$2,952	$26,339	(a)	$29,291	$11,142	$17,528	(b)	$28,670
Operating margin	1%			12%	6%			16%
Adjustments:
Stock-based compensation		21,760				14,716
Impairment of intangible assets		1,593				2,404
Amortization of intangible assets		244				408
ERP-related expenses		1,395				—
Acquisition-related charges		1,347				—
Tax adjustment		(7,745)	(c)			(5,033)	(c)
Net income	$792	$18,594		$19,386	$6,081	$12,495		$18,576
Diluted net income per share	$—			$0.11	$0.04			$0.11
Shares used in diluted net income per share calculations	176,234			176,234	168,345			168,345

(a) To exclude $21.8 million of stock-based compensation, $1.6 million of impairment of intangible assets, $0.2 million of amortization of intangible assets, $1.4 million of ERP-related expenses, and $1.3 million of acquisition-related charges in the three months ended June 30, 2015.
(b) To exclude $14.7 million of stock-based compensation, $2.4 million of impairment of intangible assets, and $0.4 million of amortization of intangible assets in the three months ended June 30, 2014.
(c) Non-GAAP financial information is adjusted resulting in an overall 35 percent effective tax rate on a non-GAAP basis, which differs from the GAAP effective tax rate.